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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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WSI Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WSI INDUSTRIES, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
January 9, 2008
     Notice is hereby given that the Annual Meeting of Shareholders of WSI Industries, Inc. will be held at 4200 IDS Center, 80 South 8th Street, Minneapolis, Minnesota 55402, on Wednesday, January 9, 2008, at 9:00 a.m., local time, for the following purposes:
1.	To elect five directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected.

2.	To approve amendments to the WSI Industries, Inc. 2005 Stock Plan.

3.	To ratify the appointment of Schechter Dokken Kanter Andrews & Selcer Ltd. as independent public accountants for the fiscal year ending August 31, 2008.
     The Board of Directors has fixed the close of business on November 13, 2007, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

Michael J. Pudil,
Chairman, President and Chief Executive Officer

Minneapolis, Minnesota
December 3, 2007
     TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF SHAREHOLDERS, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE. THIS PROXY IS SOLICITED ON BEHALF OF WSI INDUSTRIES.

WSI INDUSTRIES, INC.

PROXY STATEMENT

Solicitation of Proxies
     This proxy statement is furnished to the shareholders of WSI Industries, Inc. (“we” or “us” or “WSI Industries”) in connection with the solicitation of proxies by our Board of Directors to be voted at the Annual Meeting of Shareholders to be held on January 9, 2008, or any adjournment or adjournments thereof. Our offices are located at 213 Chelsea Road, Monticello, Minnesota 55362 and our telephone number is (763) 295-9202. The mailing of this proxy statement to our shareholders commenced on or about December 3, 2007.
Cost and Method of Solicitation
     The cost of this solicitation will be borne by WSI Industries. In addition to solicitation by mail, our officers, directors and employees may solicit proxies by telephone, facsimile or in person. We may also request banks and brokers to solicit their customers who have a beneficial interest in our common stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses. We may retain an outside firm to solicit proxies on our behalf.
Voting
     We currently have only one class of securities, common stock, of which 2,747,927 shares were issued and outstanding and entitled to vote at the close of business on November 13, 2007. Only shareholders of record at the close of business on November 13, 2007 will be entitled to vote at the meeting.
     Each share is entitled to one vote and shareholders have cumulative voting rights in connection with the election of directors in the event any shareholder gives written notice of intent to cumulate votes to any officer of WSI Industries before the meeting or to the presiding officer at the meeting. A shareholder may cumulate votes for the election of directors by multiplying the number of votes to which the shareholder may be entitled by five (the number of directors to be elected) and casting all such votes for one nominee or distributing them among any two or more nominees.
     All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible (or follow instructions to grant a proxy to vote by means of telephone) in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. Additionally, in order to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

     If you sign and return the proxy card on time, the individuals named on the proxy card will vote your shares as you have directed. If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee and “FOR” each of the other proposals.
Quorum and Vote Requirements
     Under Minnesota law, a quorum, consisting of a majority of the shares of common stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting of Shareholders will determine whether or not a quorum is present.
     Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter, but they are counted as present for the purposes of determining the existence of a quorum at the Annual Meeting of Shareholders. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If you abstain from voting on any of the other proposals, it has the same effect as a vote against the proposal.
     A director nominee will be elected if approved by the affirmative vote of the holders of a plurality of the voting power of the shares present, in person or by proxy, and entitled to vote for the election of directors. You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. If you withhold authority to vote for the election of one of the directors, it has the same effect as a vote against that director. You may vote “FOR,” “AGAINST” or “ABSTAIN” on any other proposal.
     Proposal 2: Approval of Amendments to 2005 Stock Plan and Proposal 3: Appointment of Independent Auditors generally must be approved by the affirmative vote of the holders of a greater of: (a) a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business or (b) a majority of the voting power of the minimum number of shares that would constitute a quorum.
     So far as our management is aware, no matters other than those described in this proxy statement will be acted upon at the Meeting. In the event that any other matters properly come before the Meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.
Revoking a Proxy
     Any proxy may be revoked at any time before it is voted by written notice to the Secretary of WSI Industries, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting.
     All shares represented by valid, unrevoked proxies will be voted at the Annual Meeting and any adjournment(s) or postponement(s) thereof. Our principal offices are located at 213 Chelsea Road, Monticello, Minnesota 55362, and our telephone number is (763) 295-9202.

Annual Meeting and Special Meetings; Bylaw Amendments
     This 2007 Annual Meeting of Shareholders is a regular meeting of our shareholders and has been called by our Board of Directors in accordance with our bylaws. Under our bylaws, special meetings of our shareholders may be held at any time and for any purpose and may be called by our secretary, by a majority of the Board or by shareholders as provided by law. Minnesota law permits a shareholder or shareholders holding 10% or more of the voting power of all shares entitled to vote on the matters to be presented to the meeting to call a special meeting, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or affect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by 25% or more of the voting power of all shares entitled to vote. The business transacted at a special meeting is limited to the purposes as stated in the notice of the meeting. For business to be properly brought before a regular meeting of shareholders, a written notice containing the required information must be timely submitted. For more information, please review our bylaws and the section of this proxy statement entitled “Shareholder Proposals for 2008 Annual Meeting.”
     Our bylaws may be amended or altered by a vote of the majority of the whole Board at any meeting. The authority of the Board is subject to the power of our shareholders, exercisable in the manner provided by Minnesota law, to adopt or amend, repeal bylaws adopted, amended, or repealed by the Board. Additionally, the Board may not make or alter any bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office, except that the Board may adopt or amend any bylaw to increase their number.

OWNERSHIP OF VOTING SECURITIES BY PRINCIPAL HOLDERS AND MANAGEMENT
     The following table includes information as of November 13, 2007, concerning the beneficial ownership of our common stock by (i) shareholders known to us to hold more than five percent of our common stock, (ii) each of our directors and director nominees, (iii) each Named Executive Officer and (iv) all of our current officers and directors as a group. Unless otherwise indicated, all beneficial owners have sole voting and investment power over the shares held. The business address of each person is 213 Chelsea Road, Monticello, Minnesota 55362.

Name and Address		Percent
of Beneficial Owner	Amount (1)	Of Class (2)
Melvin L. Katten (3)	48,300	1.7%
George J. Martin (3)	33,789	1.2%
Thomas C. Bender (4)	—	—
Burton F. Myers II (4)	—	—
Paul Baszucki (3)(4)	16,250	*
Eugene J. Mora (3)(4)	8,500	*
Michael J. Pudil (3)(4)(5)	53,168	1.9%
Paul D. Sheely (5)	9,739	*

All Current Officers and Directors	169,746	6.0%
as a Group (6 persons)

*	Less than one percent.

(1)	Includes shares which may be purchased within sixty days from the date hereof pursuant to outstanding stock options in the amount of 6,500 shares for each of Messrs. Baszucki and Katten; 3,000 shares for Mr. Mora; 4,500 shares for Mr. Martin; 35,000 shares for Mr. Pudil; 2,500 shares for Mr. Sheely; and 58,000 shares for all current officers and directors as a group.

(2)	Shares of common stock subject to options that are currently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding the options for computing such person’s percentage, but are not treated as outstanding for computing the percentage of any other person.

(3)	Serves as a director of WSI Industries.

(4)	Nominee for election to the Board of Directors.

(5)	Named Executive Officer.

PROPOSAL 1:
ELECTION OF DIRECTORS
     Five directors will be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders or until their respective successors are elected. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Governance/Nominating Committee has nominated, and the Board of Directors has ratified the nomination of, five persons named below. Of the nominees, Messrs. Baszucki, Mora and Pudil are currently directors of WSI Industries.
     It is anticipated that proxies will be voted for such nominees, and the Board of Directors has no reason to believe any nominee will not continue to be a candidate or will not be able to serve as a director if elected. In the event that any nominee named below is unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute or additional nominees as the Board of Directors may propose.
Information Regarding Nominees
     The names and ages of the nominees, their principal occupations and other information is set forth below, based upon information furnished to us by the nominees.

Name and Age	Principal Occupation and Other Directorships	Director Since
Paul Baszucki (67)	Retired Chairman of Norstan, Inc., Minnetonka, Minnesota (communications technology); Director of G&K Services, Inc.	1988

Thomas C. Bender (61)	Since 1997, President and Chief Executive Officer of Cretex Companies, Inc., a diversified manufacturing holding company; From 1984 to 1997, positions of increasing responsibility within Cretex Companies, Inc.	—

Eugene J. Mora (72)	Private Investor; Director of Pridestaff, Inc.; Prior to October 1996, President, Chief Executive Officer and Director of Amserv Healthcare Inc., LaJolla, California.	1985

Burton F. Myers II (53)	President of Franklin Capital Partners, Inc., a company providing advisory services in connection with acquisition and divestiture transactions, which he founded in 1993; In 1994, President of Craft Industries, Inc.; From 1984 to 1994, principal and President of Franklin Investments, Inc., which acquired privately-held companies.	—

Michael J. Pudil (59)	President and Chief Executive Officer of WSI Industries; Chairman of the Board of Directors; Prior to November 1993, Vice President and General Manager of Remmele Engineering, Inc., St. Paul, Minnesota (contract machining).	1993
The Board of Directors Recommends a Vote FOR
Each of the Nominees for Director.

CORPORATE GOVERNANCE
Board and Nominee Independence
     The Board of Directors undertook a review of director independence in October 2007 as to all of the five directors then serving. As part of that process, the Board reviewed all transactions and relationships between each director (or any member of his or her immediate family) and WSI Industries, our executive officers and our auditors, and other matters bearing on the independence of directors. As a result of this review, the Board affirmatively determined that all of the directors, except Mr. Pudil, are independent as defined by the Nasdaq Marketplace Rules. Mr. Pudil is not independent under the Nasdaq Marketplace Rules because he is employed by WSI Industries and he serves as our Chief Executive Officer. As part of its review of Messrs. Bender and Myers as potential nominees, the Board of Directors also reviewed the independence of Messrs. Bender and Myers using the same criteria as the Board of Directors applied to the existing Board members. Based on this review, the Board of Directors affirmatively determined that each of Mr. Bender and Mr. Myers is independent according to the “independence” definition of the Nasdaq Marketplace Rules.
Committees of the Board of Directors and Committee Independence
     The Board of Directors has established a Governance/Nominating Committee, a Compensation Committee and an Audit Committee. The composition and function of these committees are set forth below.
     Compensation Committee. The Compensation Committee operates under a written charter and reviews and approves the compensation and other terms of employment of our President and Chief Executive Officer and our other senior management. Among its other duties, the Compensation Committee oversees our stock-based compensation plans for executive officers, recommends Board compensation, and reviews and makes recommendations on succession plans for the Chief Executive Officer. The Compensation Committee annually reviews the Chief Executive Officer’s compensation and evaluates the Chief Executive Officer’s performance. The current members of the Compensation Committee are Messrs. Martin (Chair), Baszucki and Katten. During fiscal year 2007, the Compensation Committee met three times.
     The charter of the Compensation Committee requires that the Committee consist of no fewer than two members, each of whom must be “independent” according to the Nasdaq Marketplace Rules and a non-employee director under Rule 16b-3 of the Securities Exchange Act of 1934 (the “1934 Act”). Each member of our Compensation Committee meets these requirements. A copy of the current charter of the Compensation Committee is available by following the link to the “Investor Relations” section of our website at www.wsci.com.
     Governance/Nominating Committee. We formed a Governance/Nominating Committee in June 2004. The Governance/Nominating Committee operates under a written charter, a copy of which is available by following the link to the “Investor Relations” section of our website at www.wsci.com. The Governance/Nominating Committee is charged with the responsibility of identifying, evaluating and approving qualified candidates to serve as directors, ensuring that our Board and governance policies are appropriately structured, reviewing and recommending changes to our governance guidelines, and overseeing Board and Committee evaluations. The current members of the Governance/Nominating Committee are Messrs. Baszucki, Katten, Martin and Mora. During fiscal year 2007, the Governance/Nominating Committee met one time.

     The charter of the Governance/Nominating Committee requires that this committee consist of no fewer than two Board members who satisfy the “independence” requirements of the Nasdaq Marketplace Rules. Each member of the Governance/Nominating Committee meets these requirements.
     Audit Committee. The Audit Committee assists the Board by reviewing the integrity of our financial reporting processes and controls; the qualifications, independence and performance of the independent auditors; and compliance by us with certain legal and regulatory requirements. The Audit Committee has the sole authority to retain, compensate, oversee and terminate the independent auditors. The Audit Committee reviews our annual audited financial statements, quarterly financial statements and filings with the Securities and Exchange Commission. The Audit Committee reviews reports on various matters, including our critical accounting policies, significant changes in our selection or application of accounting principles and our internal control processes. The Audit Committee also pre-approves all audit and non-audit services performed by the independent auditor.
     The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available by following the link to the “Investor Relations” section of our website at www.wsci.com. The Audit Committee presently consists of Messrs. Mora (Chair), Baszucki and Katten. During fiscal year 2007, the Audit Committee met four times.
     The Board of Directors has determined that all members of the Audit Committee are “independent” directors under the rules of the Nasdaq Stock Market and the Securities and Exchange Commission. The Board of Directors has reviewed the education, experience and other qualifications of each of the members of its Audit Committee. While the Board of Directors has determined that no one person serving on the Audit Committee meets the Securities and Exchange Commission definition of an “audit committee financial expert,” the Board of Directors believes that the members comprising the Audit Committee have the requisite attributes and abilities to allow them collectively to fulfill their duties as Audit Committee members. A report of the Audit Committee is set forth below.
Director Nominations
     The Governance/Nominating Committee will consider candidates for Board membership suggested by its members, other Board members, as well as management and shareholders. Shareholders who wish to recommend a prospective nominee should follow the procedures set forth in Article II, Section 5 of our Amended and Restated Bylaws as described in the section of this proxy statement entitled “Shareholder Proposals for Nominees.”
     Criteria for Nomination to the Board. The Governance/Nominating Committee is responsible for identifying, evaluating and approving qualified candidates for nomination as directors. The Committee has not adopted minimum qualifications that nominees must meet in order for the Committee to recommend them to the Board of Directors, as the Committee believes that each nominee should be evaluated based on his or her merits as an individual, taking into account the needs of WSI Industries and the Board of Directors. The Governance/Nominating Committee evaluates each prospective nominee against the following standards and qualifications:
•	Background, including high personal and professional ethics and integrity; and the ability to exercise good business judgment and enhance the Board’s ability to manage and direct our affairs and business;

•	Commitment, including the willingness to devote adequate time to the work of the Board and its committees, and the ability to represent the interests of all shareholders and not a particular interest group;

•	Board skills needs, in the context of the existing makeup of the Board, and the candidate’s qualification as independent and qualification to serve on Board committees;

•	Diversity, in terms of knowledge, experience, skills, expertise, and other demographics which contribute to the Board’s diversity; and Business experience, which should reflect a broad experience at the policy-making level in business, government and/or education.
     The Committee also considers such other relevant factors as it deems appropriate. The Governance/Nominating Committee will consider persons recommended by the shareholders in the same manner as other nominees.
     Process for Identifying and Evaluating Nominees. The process for identifying and evaluating nominees to the Board of Directors is initiated by identifying a slate of candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board and, if the Governance/Nominating Committee deems appropriate, a third-party search firm. The Governance/Nominating Committee evaluates these candidates by reviewing the candidates’ biographical information and qualifications and checking the candidates’ references. One or more Committee members will interview the prospective nominees in person or by telephone. After completing the evaluation, the Committee makes a recommendation to the full Board of the nominees to be presented for the approval of the shareholders or for election to fill a vacancy.
     Board Nominees for the 2008 Annual Meeting. The Governance/Nominating Committee selected the nominees for this 2008 Annual Meeting in October 2007. In selecting Mr. Mora as a nominee, the Governance/Nominating Committee determined that, because of his valuable contributions as a Board member, it is in the best interests of WSI Industries and our shareholders to waive the provisions of the Board’s policy relating to the 70 year old maximum age of nominees. Of the nominees, Messrs. Baszucki, Mora and Pudil served as directors during fiscal year 2007 and were elected by shareholders at the 2007 Annual Meeting of Shareholders. Messrs. Bender and Myers were identified to and recommended to the Governance/Nominating Committee by Mr. Pudil, a director and our Chief Executive Officer. We have not engaged a third-party search firm to assist us in identifying potential director candidates, but the Governance/Nominating Committee may choose to do so in the future.
     Shareholder Proposals for Nominees. The Governance/Nominating Committee will consider written proposals from shareholders for nominees for director. Any such nominations should be submitted to the Governance/Nominating Committee c/o the Secretary of WSI Industries and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the 1934 Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name and record address of the shareholder and of the beneficial owner, if any, on whose behalf the nomination will be made, and (c) the class and number of shares of the corporation owned by the shareholder and beneficially owned by the beneficial owner, if any, on whose behalf the nomination will be made. As to each person the shareholder proposes to nominate, the written notice must also state: (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person and (c) the class and number of shares of the corporation’s capital stock beneficially owned by the person. To be considered, the written notice must be submitted in the time frames described in our Amended and Restated Bylaws and under the caption “Shareholder Proposals for 2009 Annual Meeting” below.

Board Attendance at Meetings
     The Board of Directors met seven times during fiscal year 2007. Each nominee who served as a director in fiscal year 2007 attended at least 75% or more of the meetings of the Board of Directors and any committee on which he served.
     We do not have a formal policy on attendance at meetings of our shareholders. However, we encourage all Board members to attend shareholder meetings that are held in conjunction with a meeting of the Board of Directors. Four members of the Board of Directors attended the 2008 Annual Meeting of Shareholders.
Communications with Directors
     Shareholders may communicate with the Board as a group, the chair of any committee of the Board of Directors or any individual director by sending an e-mail to lead.director@wsci.com or by directing the communication in care of Lead Director, at the address set forth on the front page of this proxy statement.
Code of Ethics
     On October 29, 2003, we adopted a Code of Ethics & Business Conduct that applies to all directors and employees, including our principal executive officer and principal financial officer, or persons performing similar functions. The Code of Ethics & Business Conduct is an exhibit to the our Annual Report on Form 10-KSB for the year ended August 28, 2004 filed with the Securities and Exchange Commission and available at www.sec.gov.

REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
     The Audit Committee of the Board of Directors is currently comprised of Messrs. Mora, Baszucki and Katten. In accordance with its Charter, the Audit Committee reviewed and discussed the audited financial statements with management and Schechter Dokken Kanter Andrews & Selcer Ltd., our independent accountants. The discussions with Schechter Dokken Kanter Andrews & Selcer Ltd. also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.
     Schechter Dokken Kanter Andrews & Selcer Ltd. provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with Schechter Dokken Kanter Andrews & Selcer Ltd.
     Based on the discussions with management and Schechter Dokken Kanter Andrews & Selcer Ltd., the Audit Committee’s review of the representations of management and the report of Schechter Dokken Kanter Andrews & Selcer Ltd., the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-KSB for the year ended August 26, 2007 filed with the Securities and Exchange Commission.
SUBMITTED BY THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS:

Eugene J. Mora (Chair)	Paul Baszucki	Melvin L. Katten
     The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the 1933 Act or the 1934 Act, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

PROPOSAL 2:
APPROVAL OF AMENDMENTS TO 2005 STOCK PLAN
General Information
     On October 23, 2007, the Compensation Committee recommended to the Board of Directors amendments to the WSI Industries, Inc. 2005 Stock Plan (the “2005 Plan”). The amendments were adopted by the Board of Directors on October 23, 2007, subject to approval of shareholders at this 2007 Annual Meeting. The amendments to the 2005 Plan are described below.
     The purpose of the 2005 Plan is to enable us to retain and attract key employees, consultants and non-employee directors who contribute to our success by their ability, ingenuity and industry, and to enable such key employees, consultants and non-employee directors to participate in our long-term success and growth by giving them a proprietary interest in WSI Industries. The 2005 Plan authorizes the granting of awards in any of the following forms: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) deferred stock and (v) other rewards.
Discussion of Amendments
     Attached to this proxy statement as Appendix A is the full text of the 2005 Plan, as amended by the Compensation Committee and Board of Directors through October 23, 2007. The summary is qualified in its entirety by reference to Appendix A.
     Prohibition on Repricing
     On October 23, 2007, the Board of Directors amended the 2005 Plan to include a provision prohibiting repricing of any stock option granted under the 2005 Plan through repurchase of the stock option or exchange of the stock option for a lower priced option. We believe that stock options are a long-term incentive to increase shareholder value. Reducing the exercise price after grant (whether by repurchasing the stock option or exchanging the stock options for stock options) provides a reward to option holders for decreases in shareholder value, while diluting existing shareholders. The Compensation Committee and the Board of Directors believes that repricing of stock options is not consistent with the objectives of awards under the 2005 Plan.
     Increase in Number of Shares Authorized
     As of October 23, 2007, there were 77,391 shares available for future issuance under the 2005 Plan and 117,868 shares subject to outstanding awards under the 2005 Plan. As of October 23, 2007, there were 208,368 shares subject to issuance upon exercise of outstanding options or awards under all of our equity compensation plans. Outstanding stock options under all of our executive compensation plans have a weighted average exercise price of $3.33, and with a weighted average remaining life of six years. Additionally, the 2005 Plan is the only general equity compensation plan currently available to us. Therefore, as of October 23, 2007, there were 77,391 shares available for future issuance under all of our equity compensation plans, representing the number of shares available for future issuance under the 2005 Plan. On October 23, 2007, the Board of Directors amended the 2005 Plan to increase the number of shares of common stock available for issuance by 200,000.

     Equity-based compensation, such as stock options, has historically been a key component in the compensation packages for both executive and other key personnel. The Compensation Committee and the Board of Directors believe the 2005 Plan is, and will continue to be, an important tool in attracting and retaining key personnel, especially given the highly competitive nature of our industry. Without the ability to grant additional awards under the 2005 Plan, we may not have the appropriate tools to attract and retain these personnel. Awards under the 2005 Plan will also allow the Compensation Committee and the Board to provide award recipients with incentives that directly align their interests with those of our shareholders. The Compensation Committee intends to utilize a mix of stock options, restricted stock (with or without performance based restrictions) and stock appreciation rights for awards under the 2005 Plan.
     The following chart summarizes the history of awards by the Compensation Committee (i) from the adoption of the 2005 Plan by our shareholders on January 4, 2006 to August 27, 2006 (referred to below as the “TP2006”) and (ii) during our fiscal year 2007. The chart shows the number of shares utilized under the 2005 Plan during this period, and the aggregate shares reserved for outstanding grants plus those available under the 2005 Plan, as a percentage of our outstanding shares (assuming for this calculation that all shares under the 2005 Plan were also outstanding).

		Beginning			New Share
	Beginning Total	Total Plan Shares	Plan Shares as a	New Share Grants	Grants as a
	Shares	Reserved and	Percentage of	During Year	Percentage of
	Outstanding	Available	Total Shares	Under Plan	Total Shares
Period	A	B	B/(A+B)	C	C/(A+B)
TP2006	2,680,630	200,000	6.9%	83,000	2.9%

FY2007	2,680,630	117,000	4.2%	38,106	1.4%
     In reviewing the 2005 Plan to determine the amount of the increase in the number of shares available for issuance, the Compensation Committee reviewed the potential dilution to our shareholders, our historical use of stock incentives, the number of shares remaining for grant under the 2005 Plan, the rate of exercise of outstanding options, and other factors. Further, the Compensation Committee believes that the potential dilution from equity compensation awards under the 2005 Plan represents an acceptable balance between the interests of our shareholders in supporting the growth of our business while appropriately managing dilution from our equity compensation programs.
Summary of the 2005 Plan
     The principal features of the 2005 Plan are summarized below.
     Shares Available Under 2005 Plan. The maximum number of shares of common stock reserved and available under the 2005 Plan for awards was 200,000. Shares of common stock covered by expired or terminated stock options and forfeited shares of restricted stock or deferred stock may be used for subsequent awards under the 2005 Plan. The amendment approved by the Board of Directors would increase the number of shares reserved for issuance by 200,000 shares to a total of 400,000 shares (subject to adjustment in the event of possible future stock splits or similar changes in the common stock).

     Eligibility and Administration. Officers and other key employees of WSI Industries and its subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of WSI Industries and its subsidiaries, as well as consultants and non-employee directors, are eligible to be granted awards under the 2005 Plan. Currently, we have four non-employee Board members, two executive officers and certain other employees eligible to receive awards at the discretion of the Compensation Committee.
     The 2005 Plan is administered by the Board or, in its discretion, by a committee of not less than two “non-employee directors,” as defined in the 2005 Plan (the “Committee”), who are appointed by the Board of Directors. The term “Board” as used in the 2005 Plan refers to the Board or, if the Board has delegated its authority, the Committee. The Board has the power to make awards, determine the number of shares covered by each award and other terms and conditions of such awards, interpret the 2005 Plan, and adopt rules, regulations and procedures with respect to the administration of the 2005 Plan. However, no person may, during any of our fiscal years, receive grants of stock options or stock appreciation rights under the 2005 Plan that, in the aggregate, exceed 100,000 shares.
     Stock Options. The Board may grant stock options that qualify as “incentive stock options” under the Internal Revenue Code (the “Code”) or those that do not so qualify, referred to as “non-qualified stock options,” in such form and upon such terms as the Board may approve from time to time. Stock options granted under the 2005 Plan may be exercised during their respective terms as determined by the Board. The purchase price may be paid by tendering cash or, in the Board’s discretion, by tendering our common stock. The optionee may elect to pay all or part of the option exercise price by having us withhold upon exercise of the option a number of shares with a fair market value equal to the aggregate option exercise price for the shares with respect to which such election is made. No stock option is transferable by the optionee or exercisable by anyone else during the optionee’s lifetime.
     Stock options may be exercised during varying periods of time after a participant’s termination of employment, depending upon the reason for the termination. Following a participant’s death, the participant’s stock options may be exercised to the extent they were exercisable at the time of death by the legal representative of the estate or the optionee’s legatee for a period of one year or until the expiration of the stated term of the option, whichever is less. The same time periods apply if the participant is terminated by reason of disability. If the participant retires, the participant’s stock options may be exercised to the extent they were exercisable at the time of retirement or for a period of three months (or such longer period as determined by the Board at the time of retirement) from the date of retirement or until the expiration of the stated term of the option, whichever is less. If the participant is involuntarily terminated without cause, the participant’s options may be exercised to the extent they were exercisable at the time of termination for the lesser of three months or the balance of the stated term of the option. If the participant’s employment is terminated for cause, the participant’s stock options immediately terminate. The Board may reduce these exercise periods for particular options. The Board may, in its discretion, accelerate the exercisability of stock options that would not otherwise be exercisable upon death, disability or retirement.
     No incentive stock option may be granted under the 2005 Plan after October 28, 2015. The term of an incentive stock option may not exceed 10 years (or 5 years if issued to a participant who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of WSI Industries, any subsidiary or affiliate). The aggregate fair market value of the common stock with respect to which an incentive stock option is exercisable for the first time by an optionee during any calendar year may not exceed $100,000. The exercise price under an incentive stock option may not be less than the fair market value of the common stock on the date the option is granted (or, in the event the participant owns more than 10% of the combined voting power of all classes of our stock, the option price must be not less than 110% of the fair market value of the stock on the date the option is granted). The exercise price for non-

qualified options granted under the 2005 Plan may be less than 100% of the fair market value of the common stock on the date of grant.
     Further, the 2005 Plan provides that each non-employee director who is elected or re-elected to the Board of Directors at a meeting of shareholders will automatically receive a grant of an option to purchase 2,000 shares of our common stock, with the exercise price being the fair market value of a share of common stock on the date of grant. All options vest as to 25% of the shares underlying such option on the six-month anniversary of the date of grant and as to an additional 25% each of the three subsequent anniversary dates of the grant of such options. The options are exercisable for a term of five years, unless such non-employee director ceases to be a member of the Board, in which case the Stock Option shall expire 30 days after such non-employee director’s departure from the Board.
     Stock Appreciation Rights. The Board may grant stock appreciation rights (“SARs”) in connection with all or part of any stock option (with the exception of options granted to non-employee directors), either at the time of the stock option grant, or, in the case of non-qualified options, later during the term of the stock option. SARs entitle the participant to receive from us the same economic value that would have been derived from the exercise of an underlying stock option and the immediate sale of the shares of common stock. Such value is paid by us in cash, shares of common stock or a combination of both, in the discretion of the Board. SARs are exercisable or transferable only at such times and to the extent stock options to which they relate are exercisable or transferable. If an SAR is exercised, the underlying stock option is terminated as to the number of shares covered by the SAR exercise.
     Restricted Stock. The Board may grant restricted stock awards that result in shares of common stock being issued to a participant subject to restrictions against disposition during a restricted period established by the Board. The Board may condition the grant of restricted stock upon the attainment of specified performance goals or service requirements. The provisions of restricted stock awards need not be the same with respect to each recipient. We will hold the restricted stock in custody until the restrictions thereon have lapsed. During the period of the restrictions, a participant has the right to vote the shares of restricted stock and to receive dividends and distributions unless the Board requires such dividends and distributions to be held by us subject to the same restrictions as the restricted stock. Notwithstanding the foregoing, all restrictions with respect to restricted stock lapse 60 days (or less as determined by the Board) prior to the occurrence of a merger or other significant corporate change, as provided in the 2005 Plan.
     If a participant terminates employment during the period of the restrictions, all shares still subject to restrictions will be forfeited and returned to us, subject to the right of the Board to waive such restrictions in the event of a participant’s death, total disability, retirement or under special circumstances approved by the Board.
     Deferred Stock. The Board may grant deferred stock awards that result in shares of common stock being issued to a participant or group of participants upon the expiration of a deferral period. The Board may condition the grant of deferred stock upon the attainment of specified performance goals. The provisions of deferred stock awards need not be the same with respect to each recipient.
     Upon termination of employment for any reason during the deferral period for a given award, the deferred stock in question will be forfeited by the participant, subject to the Board’s ability to waive any remaining deferral limitations with respect to a participant’s deferred stock. During the deferral period, deferred stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered and any dividends declared with respect to the number of shares covered by a deferred stock award will either be immediately paid to the participant or deferred and deemed to be reinvested in additional deferred stock, as determined by the Board. The Board may allow a participant to elect to further defer receipt of a deferred stock award for a specified period or until a specified event.
     Other Awards. The Board may grant common stock, other common stock based and non-common stock based awards including, without limitation, those awards pursuant to which shares of common stock are or in the future may be acquired, awards denominated in common stock units, securities convertible into common stock, phantom securities and dividend equivalents. The Board shall determine the terms and conditions of such common stock, common stock based and non-common stock based awards provided that such awards shall not be inconsistent with the terms of the 2005 Plan.
Plan Benefits to Non-Employee Directors
     The 2005 Plan provides for annual grants to our non-employee directors of non-qualified options to purchase 2,000 shares of our common stock. The following table sets forth the information with respect to options that will be granted under the 2005 Plan to those non-employee directors serving as a member of the Board of Directors of WSI Industries immediately following this Annual Meeting, assuming each of the nominees for director is elected at this Annual Meeting:

Name	Number of Shares
Paul Baszucki	2,000
Eugene Mora	2,000
Thomas C. Bender	2,000
Burton F. Myers II	2,000

All Non-Employee Directors, as a Group	8,000
     The 2005 Plan allows for awards to our officers, directors, employees, and consultants. However, other than as described above, the amount of any other award is not determinable at this time and will be made in the discretion of the Board or the Committee.
Federal Income Tax Consequences
     Stock Options. An optionee will not realize taxable income upon either the granting or exercise of an incentive stock option. However, upon exercise of the incentive stock option, the amount by which the fair market value of any shares exercised exceeds the option price is an item of tax preference for purposes of the alternative minimum tax. Upon the sale of such stock, the optionee generally will recognize capital gain or loss if the stock has been held for at least two years from the date of the option grant or at least one year after the stock was purchased. If the applicable holding periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as ordinary income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The balance of any gain will be characterized as capital gain. We are entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income.
     An optionee also will not realize taxable compensation income upon the grant of a non-qualified stock option. When an optionee exercises a non-qualified stock option, he or she realizes taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise. Upon the disposal of stock acquired pursuant to a Non-Qualified Option, the optionee’s basis for determining taxable gain or loss will be the sum of the option price paid for the stock plus any related compensation income recognized by the optionee, and such gain or loss will be long-term or short-term capital gain or loss depending on whether the optionee has held the shares for more than one year. We are entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income.
     Stock Appreciation Rights. The grant of an SAR would not result in income for the participant or in a deduction for us. Upon receipt of shares or cash from exercise of an SAR, the participant would generally recognize compensation income, and we would be entitled to a deduction, measured by the fair market value of the shares plus any cash received.
     Restricted Stock and Deferred Stock. The grant of restricted stock and deferred stock will not result in immediate income for the participant or a deduction for us for federal income tax purposes, assuming the shares are not transferable and subject to restrictions creating a “substantial risk of forfeiture,” as intended by us. If the shares are transferable or there are no such restrictions or deferral periods, the participant will generally realize compensation income upon receipt of the award. Otherwise, any participant generally will realize taxable compensation income when any such restriction or deferral period lapses. The amount of such income will be the value of the common stock on that date, less any amount paid for the shares. Dividends paid on the common stock and received by the participant during the restricted period or deferral period would also be taxable compensation income to the participant. In any event, we will be entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. A participant may elect, under Section 83(b) of the Internal Revenue Code, to be taxed on the value of the stock at the time of award. If this election is made, the fair market value of the stock at the time of the award is taxable to the participant as compensation income and we are entitled to a corresponding deduction.
     Withholding. The 2005 Plan requires each participant, no later than the date as of which any part of the value of an award first becomes includible as compensation in the gross income of the participant, to pay to us any federal, state or local taxes required by law to be withheld with respect to the award. To the extent permitted by law, we have the right to deduct any such taxes from any payment otherwise due to the participant. With respect to any award under the 2005 Plan, if the terms of the award so permit, a participant may elect to satisfy part or all of the withholding tax requirements associated with the award by (i) authorizing us to retain from the number of shares of common stock which would otherwise be deliverable to the participant, or (ii) delivering to us from shares of the common stock already owned by the participant that number of shares having an aggregate fair market value equal to part or all of the tax payable by the participant. In that case, we would pay the tax liability from our own funds.
Registration with the SEC
     Upon approval of the amendments to the 2005 Plan by the shareholders, we intend to file a registration statement with the Securities and Exchange Commission pursuant to the 1933 Act covering the offering of the 200,000 additional shares of common stock issuable under the 2005 Plan.
Vote Required
     Approval of Proposal 2: Approval of Amendments to the 2005 Stock Plan requires the affirmative vote of the holders of a greater of: (a) a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on Proposal 2 or (b) a majority of the voting power of the minimum number of shares that would constitute a quorum.
The Board of Directors Recommends a Vote FOR
The Amendments to the 2005 Stock Plan.

OTHER INFORMATION REGARDING EQUITY COMPENSATION PLANS
     The following table sets forth information regarding our equity compensation plans in effect as of August 26, 2007. Each of our equity compensation plans is an “employee benefit plan” as defined by Rule 405 of Regulation C of the Securities Act of 1933.

Number of shares of
common stock
remaining available
	Number of shares of		for future issuance
	common stock to be		under equity
	issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in the
Plan Category	and rights	and rights	first column)
Equity compensation plans approved by shareholders:
1994 Stock Plan	90,500	$3.24	—
2005 Stock Plan	101,106	$3.42	94,153	(1)

Equity compensation plans not approved by shareholders:
None	—	—	—
Total	191,606	$3.33	94,153

     (1) If Proposal 2: Approval of Amendments to 2005 Stock is approved by shareholders at the Meeting, the 2005 Stock Plan will be amended to increase by 200,000 the number of shares available for awards under the 2005 Stock Plan.

EXECUTIVE OFFICERS
     Set forth below is biographical and other information on our executive officers. Information about Michael J. Pudil, our President and Chief Executive Officer, may be found under the heading “Nominees for Election to the Board of Directors” at Proposal 1: Election of Directors.

Paul D. Sheely (48)	Vice President, Treasurer, and Secretary. Mr. Sheely joined WSI Industries in September 1998 as Vice President of Finance. From 1996 to 1998 he served as Chief Financial Officer of Graseby Medical, Inc., a medical device manufacturer of volumetric infusion pumps.
DIRECTOR AND EXECUTIVE COMPENSATION
Explanation of Compensation
     The following discussion and analysis describes our compensation objectives and policies as applied to the persons serving as our directors in fiscal year 2007, Messrs. Paul Baszucki, Eugene J. Mora, Melvin L. Katten, George J. Martin and Michael J. Pudil, as well as each for Michael J. Pudil, our Chief Executive Officer, and Paul D. Sheely, our Chief Financial Officer. Messrs. Pudil and Sheely are referred to in this proxy statement as the Named Executive Officers.
     This explanation section is intended to provide a framework for understanding the actual compensation awarded to or earned by the directors and each Named Executive Officer during 2007, as reported in the compensation tables and accompanying narrative sections of this proxy statement.
     For the Named Executive Officers, annual compensation consists of base salary, a cash bonus based on achievement of goals determined by the Compensation Committee and long-term equity-based compensation. For the directors, annual compensation consists of annual retainer, meeting fees and long-term equity-based compensation. Mr. Pudil, who is both a director and a Named Executive Officer, receives no compensation for his service as a Board member.
     Overview of the Compensation Process
     The responsibility of the Compensation Committee is to review and approve the compensation and other terms of employment of our Chief Executive Officer and our other executive officers. Among its other duties, the Compensation Committee oversees all significant aspects of our compensation plans and benefit programs, including succession plans for executive officers other than the Chief Executive Officer. The Board of Directors is responsible for, and regularly reviews, the succession plan for our Chief Executive Officer. The Compensation Committee annually reviews and approves corporate goals and objectives for the Chief Executive Officer’s compensation and evaluates the Chief Executive Officer’s performance in light of those goals and objectives. The Compensation Committee also recommends to the Board the compensation and benefits for directors. The Compensation Committee has also been appointed by the Board of Directors to administer our 2005 Stock Plan (the “2005 Plan”).

     In carrying out its duties, the Compensation Committee participates in the design and implementation and ultimately reviews and approves specific compensation programs. On December 1, 2006, the Compensation Committee established goals for fiscal year 2007 for our annual cash incentive compensation program (the “2007 Executive Bonus Program”) for executive officers. On February 23, 2007, the Compensation Committee also approved grants to the Named Executive Officers under the 2005 Plan in recognition for service in fiscal year 2006, as well as set base salaries for the Named Executive Officers.
     During fiscal year 2007, the Compensation Committee did not recommend any changes in the compensation of directors, primarily because it believed that the compensation received by Board members was comparable to that earned by directors of other comparable companies. Under the 2005 Plan, each non-employee member of the Board of Directors will receive at the time of election or re-election to the Board by the shareholders an option to purchase 2,000 shares of our common stock at a purchase price equal to the fair market value of the common stock on the date of such election or reelection. The Compensation Committee did not recommend any change to this provision of the 2005 Stock Plan during fiscal year 2007. In the Compensation Committee’s view, there has not been a substantial change in any of the factors the Compensation Committee considered in setting the automatic grant provision of the 2005 Stock Plan at the time of its adoption by the Board of Directors.
     Use of Compensation Consultant and Role of Management
     Under the Compensation Committee’s charter, the Compensation Committee has the authority to retain, at our expense, such independent counsel or other advisers as it deems necessary to carry out its responsibilities. For 2007, the Compensation Committee did not use the services of a compensation consultant. However, the Compensation Committee reviewed surveys, reports and other market data against which it measured the competitiveness of our compensation program. In October 2007, the Compensation Committee engaged a compensation consultant to assist in the design of compensation programs for fiscal year 2008.
     In determining compensation for Named Executive Officers other than the Chief Executive Officer, the Compensation Committee solicits input from the Chief Executive Officer regarding the duties, responsibilities and performance of the other executive officer and the results of performance reviews. The Chief Executive Officer also recommends to the Compensation Committee the base salary for all Named Executive Officers, the awards under the cash incentive compensation program, and the awards under the long-term equity program. The Chief Executive Officer also recommended to the Compensation Committee the financial performance goals under the 2007 Executive Bonus Program. From time to time, the Named Executive Officers are invited to attend meetings of the Compensation Committee. No Named Executive Officer attends any executive session of the Compensation Committee or is present during deliberations or determination of such Named Executive Officer’s compensation.
     2007 Compensation for Named Executive Officers
           Base Salaries
     On January 4, 2007, the Compensation Committee increased the base salary of the Chief Executive Officer from $218,300 to $227,000 or by 4%. In determining the base salary increase, the Compensation Committee reviewed and discussed historical salary information as well as salaries of similar positions in comparable companies. Changes in base salary amounts have historically been determined at the beginning of the calendar year. The January 4, 2007 base salary increase was effective January 1, 2007.

           Design of 2007 Executive Bonus Programs
     The cash bonus component of compensation is available to the Named Executive Officers through the 2007 Executive Bonus Program. On December 1, 2006, the Compensation Committee recommended, and the Board of Directors approved the 2007 Executive Bonus Program for executive officers. Under the 2007 Executive Bonus Program, the Named Executive Officers were eligible for cash bonuses ranging from zero to 50% of their respective base salaries, depending upon our fiscal year 2007 performance against goals established by the Compensation Committee. The goals established by the Compensation Committee relate to increased revenues in 2007 as compared to 2006 from certain existing and new customers provided that there was at least a positive gross margin as to these revenues (the “customer specific revenue”) and return on assets (“ROA”). The two goals were weighted such that a bonus of up to 30% of the Named Executive Officer’s base salary could be earned through the customer specific revenue goal and a bonus of up to 20% of the Named Executive Officer’s base salary could be earned through the ROA goal. ROA is determined based on the percentage of pretax, pre-bonus income to average tangible assets. The Compensation Committee chose ROA as a measure of performance because this measure has historically been used by us for executive compensation purposes and represents a commonly used measure of performance in the manufacturing industry. The Compensation Committee chose customer specific revenue as a way to encourage diversification of our customer base. For both the customer specific revenue goal and ROA, the Compensation Committee determined minimum and maximum performance. No bonus amount would be payable to executive officers in respect of a performance goal unless the minimum performance goal was met and no bonus would be payable in respect of a performance goal for achievement above the maximum performance goal. The Compensation Committee set the minimum goal for customer specific revenue at 100% of fiscal year 2006 achievement of customer specific revenue, with the maximum goal for customer specific revenue at 143% of fiscal year 2006 achievement. The Compensation Committee maintained the same ROA goal in 2007 as compared to 2006, with a minimum goal of 10% and a maximum goal of 15% of ROA, as defined. The Compensation Committee intended these goals to be challenging such that financial performance consistent with 2006 will result in the lowest amount of bonus under the 2007 Executive Bonus Program, while above average or exceptional performance as compared to 2006 would be required before any significant bonus would be earned by the Named Executive Officers under the 2007 Executive Bonus Program.
     On October 23, 2007, the Compensation Committee approved cash bonuses under the 2007 Executive Bonus Program for the Named Executive Officers. For fiscal year 2007, WSI Industries exceeded the maximum goal for customer specific revenue, resulting in a bonus earned by Mr. Pudil and Mr. Sheely of 30% of their respective base salaries. WSI Industries also exceeded the maximum goal relating to ROA, resulting in a bonus earned by Mr. Pudil and Mr. Sheely of 20% of their respective base salaries. Therefore, under the 2007 Executive Bonus Program, Mr. Pudil earned an aggregate cash bonus of $111,827 and Mr. Sheely earned an aggregate cash bonus of $64,000.
           Long-Term Equity Compensation
     The Compensation Committee provides long-term equity compensation to the Named Executive Officers through annual, discretionary grants under a shareholder-approved equity compensation plan, such as the 2005 Stock Plan (the “2005 Plan”). On February 23, 2007, the Compensation Committee approved awards to the Named Executive Officers of restricted stock and non-qualified stock options with tandem stock appreciation rights for an identical number of shares. The awards were made under the 2005 Plan.

     The shares of restricted stock are restricted for a period of three years and during such restriction period, the shares of restricted stock may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered or disposed of and also are subject to the risk of forfeiture. The restrictions and risk of forfeiture will lapse as to one-third of the restricted shares on each of the first three anniversaries of the date of grant. Cash dividends paid prior to a lapse of restrictions on the restricted stock will be reinvested in additional shares of restricted stock except that all restrictions on such reinvested shares of restricted stock will lapse on the first date after such reinvested restricted shares are issued that restrictions on any restricted shares lapse.
     The stock options have an exercise price of the fair market value of our common stock on the date of grant, vest on the 6 month, 18 month, and 30 month anniversaries of the date of grant, have a term of ten years and in other respects are subject to the terms and conditions of the 2005 Plan. The stock appreciation rights were granted for an identical number of shares in tandem with the options such that the stock appreciation rights will expire on exercise of the option and visa versa. The stock appreciation rights, if exercised, will be settled in shares of our common stock.
     The following table shows the number of shares underlying restricted stock and stock options with tandem stock appreciation rights granted to the Named Executive Officers on February 23, 2007:

		Number of Shares of
		Stock Underlying Options
	Number of Shares of	with Tandem Stock
Named Executive Officer	Restricted Stock	Appreciation Rights
Michael J. Pudil	5,000	15,000

Paul D. Sheely	2,500	7,500
     In determining the number of shares of restricted stock and shares underlying stock options, the Compensation Committee considered the overall value of the awards, as well as the allocation of the value between the two types of awards.
     While the Compensation Committee has historically granted stock options to executive officers, the Compensation Committee determined to grant restricted stock to the Named Executive Officers in fiscal year 2007 and on February 23, 2007 to add stock appreciation rights to all newly issued and outstanding stock options. The Compensation Committee believes that awards of restricted stock and stock appreciation rights result in less dilution to existing shareholders.
Employment Agreements and Post-Termination Compensation
     On November 4, 1993, we entered into an employment agreement with Mr. Pudil to serve as our President and Chief Executive Officer. The agreement was last amended January 9, 1997. As amended, the employment agreement provides for, among other things, continued salary and benefits for eighteen months if Mr. Pudil’s employment is terminated without good cause. If Mr. Pudil were terminated without good cause at the end of fiscal year 2007, he would receive $356,500 in salary continuance and in the value of continued benefits.
     On January 11, 2001, we entered into employment (change of control) agreements with Messrs. Pudil and Sheely. These agreements were amended on November 1, 2002 to modify the term. As amended, the agreements provide for a payment of approximately one and one-half times average respective annual compensation of these executive officers if the change of control is approved by the Board of Directors, and approximately three times average annual compensation if the change of control is not approved by the Board of Directors.

     In general, a “change of control” would include a change resulting from the acquisition of 50% or more of our outstanding voting stock by any person, a change in the current members of the Board of Directors or their successors elected or nominated by such members whereby they cease to be a majority of the Board of Directors, or WSI Industries disposing of 75% or more of its assets, other than to an entity owned 50% or greater by WSI Industries or any of its subsidiaries.
     The agreements with the executive officers continue in effect until January 11, 2005, with automatic renewals for successive one-year periods thereafter unless we notify the executive of termination of the agreement at least sixty days prior to the end of the initial term or any renewal term. However, if a change in control occurs during the term or renewal term of the agreement, the agreement will continue in effect for a period of 24 months and for 12 months from the date of the occurrence of the change in control, for Mr. Pudil and Mr. Sheely, respectively.
     If a change of control which was not approved by the Board of Directors had occurred at the end of fiscal year 2007 and the executives’ employment was terminated without cause or by the executive for good reason, the executive officers would have received the approximate payment indicated pursuant to the employment agreements: Mr. Pudil, $849,000 and Mr. Sheely, $496,000.
     The calculation above also does not reflect the value of acceleration of vesting of stock options or lapse of restrictions on the restricted stock if a change of control had occurred at the end of fiscal year 2007. Under the 2005 Plan, unless the stock option agreement provides otherwise, any stock option granted under the 2005 Plan will be exercisable in full, without regard to any installment exercise provisions, for a period specified us, but not to exceed 60 days, prior to the occurrence of any of the following events: (i) dissolution or liquidation of WSI Industries, other than in conjunction with a bankruptcy or any similar occurrence; (ii) any merger, consolidation, acquisition, separation, reorganization or similar occurrence where we will not be the surviving entity; or (iii) the transfer of substantially all of our assets, or 75% or more of the outstanding our stock. Additionally, the form of agreement evidencing the restricted stock granted under the 2005 Plan provides that all restrictions with respect to any restricted shares will lapse on the date determined by the committee (as defined in the 2005 Plan) prior to, but in no event more 60 days prior to, the occurrence of any of same events.

Summary Compensation Table
     The following table shows information concerning compensation earned for services in all capacities during the fiscal year for (i) Michael J. Pudil, who served as our Chief Executive Officer in 2007 and (ii) Paul D. Sheely, who served as our Chief Financial Officer in 2007 (together referred to as our “Named Executive Officers”). Other than a Chief Executive Officer and Chief Financial Officer, we have not appointed any other executive officers.

					Non-Equity
					Incentive
					Plan	All Other
			Stock	Option	Compen-	Compen-
		Salary	Awards	Awards	sation	sation
Name and Position	Year	($)	($)(1)	($)(1)	($)(2)	($)(3)	Total ($)
Michael J. Pudil	2007	$223,654	$2,887	$8,073	$111,827	$9,014	$355,455
Paul D. Sheely	2007	128,000	1,443	4,037	$64,000	6,644	204,124

(1)	Values expressed represent the actual compensation cost recognized by our company during fiscal 2007 for equity awards granted in 2007 as determined pursuant to Statement of Financial Accounting Standards No. 123, Share-Based Payment (“SFAS 123R”) utilizing the assumptions discussed in Note 5, “Stock Options,” in the notes to financial statements included in our Annual Report on Form 10-KSB for the year ended August 26, 2007.

(2)	Represents bonuses paid to the named Executive Officers under our 2007 Executive Bonus Plan, which are reported for the year in which the related services were performed.

(3)	Represents matching contributions by WSI Industries under our 401(k) Plan.

Outstanding Equity Awards at Fiscal Year-End
     The following table sets forth certain information concerning equity awards outstanding to the Named Executive Officers at August 26, 2007.

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
								Awards:	Payout
			Equity					Number of	Value of
			Incentive Plan				Market	Unearned	Unearned
	Number of	Number of	Awards: Number			Number of	Value of	Shares,	Shares,
	Securities	Securities	of Securities			Shares or	Shares or	Units or	Units or
	Underlying	Underlying	Underlying			Units of	Units of	Other	Other
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That	Stock That	Rights That	Rights That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable (1)	Options (#)	Price ($)	Date (2)	Vested (#)	Vested ($)	Vested (#)	Vested ($)
Michael J. Pudil	20,000	—	—	$5.50	1/07/2009	—	—	—	—
Michael J. Pudil	10,000	10,000	—	$3.44	1/04/2016	—	—	—	—
Michael J. Pudil	5,000	10,000	—	$3.47	2/23/2017	—	—	—	—
Michael J. Pudil	—	—	—	—	—	5,071	$22,160	—	—
Paul D. Sheely	—	5,000	—	$3.44	1/04/2016	—	—	—	—
Paul D. Sheely	2,500	5,000	—	$3.47	2/23/2017	—	—	—	—
Paul D. Sheely	—	—	—	—	—	2,535	$11,078	—	—
     All options referred to above vest as to one-third of the shares six months from the date of grant, one-third of the shares eighteen months from date of grant and one-third of the shares thirty months from the date of grant. The expiration date of each option is the ten-year anniversary of the date of grant of such option. On February 23, 2007, the Board of Directors granted stock appreciation rights for an identical number of shares in tandem with all outstanding stock options. The stock appreciation rights will expire on exercise of the stock option and visa versa. The stock appreciation rights, if exercised, will be settled in shares of our common stock.
     The shares of restricted stock are restricted for a period of three years and during such restriction period, the shares of restricted stock may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered or disposed of and also are subject to the risk of forfeiture. The restrictions and risk of forfeiture will lapse as to one-third of the restricted shares on each of the first three anniversaries of the date of grant. Cash dividends paid prior to a lapse of restrictions on the restricted stock will be reinvested in additional shares of restricted stock except that all restrictions on such reinvested shares of restricted stock will lapse on the first date after such reinvested restricted shares are issued that restrictions on any restricted shares lapse.

DIRECTOR COMPENSATION
     Directors who are not employees of WSI Industries (currently all directors except Mr. Pudil) earned an annual retainer of $10,000 for service in fiscal year 2007. Each non-employee director is paid a fee of $500 for each meeting of the Board of Directors or any committee attended, except that no payments are made for committee meetings that immediately precede or follow a Board meeting.
     Under the 2005 Stock Plan, each non-employee member of the Board of Directors will receive at the time of election or re-election to the Board by the shareholders an option to purchase 2,000 shares of our common stock at a purchase price equal to the fair market value of the common stock on the date of such election or reelection. The term of each director option will be five years, unless the director leaves the Board, in which event the option expires within 30 days of leaving the Board. Each director option will be exercisable in installments of 25% beginning six months after the date of grant, and 25% on each of the three subsequent anniversaries of the date of grant.
     We established a retirement program in 1982 for directors not covered by any of our other retirement plans that provides for the payment of an annual benefit equal to the annual retainer paid to directors during the full fiscal year preceding retirement. The retirement benefit, which is payable to directors who have served five years or more, commences at the time the director retires if age 65 or older, or at age 65 if the director ceases to serve as a director prior to age 65. The retirement benefit is subject to proportionate reduction if the director has served us less than 15 years. Benefits are payable during the lifetime of the retired director, but not exceeding 10 years. Each non-employee director is eligible to participate in the plan. No director serving in fiscal year 2007 received any benefits from the director retirement program in fiscal year 2007 and one former director received benefits under this program in fiscal year 2007.
     The following table shows for fiscal year 2007, the cash and other compensation paid by us to each of our Board members:

	Fees Earned In Cash	Option Awards	Total
Name of Director	($)(1)	($) (2)	Compensation
George J. Martin	$13,000	$834	$13,834
Paul Baszucki	$14,000	$834	$14,834
Melvin L. Katten	$14,000	$834	$14,834
Eugene J. Mora	$14,000	$834	$14,834

(1)	Represents cash retainer and meeting fees earned in fiscal year 2007 as described above.

(2)	Values expressed represent the actual compensation cost recognized by our company during fiscal 2007 for equity awards granted in 2007 as determined pursuant to SFAS 123R utilizing the assumptions discussed in Note 5, “Stock Options,” in the notes to financial statements included in our Annual Report on Form 10-KSB for the year ended August 26, 2007.

CERTAIN RELATIONSHIPS AND RELATED PERSONAL TRANSACTIONS
     Since the beginning of fiscal year 2007, we have not entered into any transaction and there are no currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years and in which any related person had or will have a direct or indirect material interest.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the 1934 Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. These insiders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5.
     To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended August 26, 2007 all Section 16(a) filing requirements applicable to its insiders were complied with.
PROPOSAL 3:
APPOINTMENT OF INDEPENDENT AUDITORS
     The Audit Committee has reappointed Schechter Dokken Kanter Andrews & Selcer Ltd. (“SDK”) as our independent registered public accountants for fiscal year ended August 31, 2008. Although shareholder approval is not required, the Board of Directors has determined to request shareholder ratification of the appointment or reappointment of independent registered public accountants.
     The Board of Directors recommends that the shareholders vote “FOR” the proposal to approve the reappointment of SDK, and the properly signed proxy will be so voted unless a contrary vote is indicated. In the event the shareholders do not approve the reappointment of SDK, the Audit Committee will make another appointment to be effective at the earliest possible time.
     Approval of Proposal 3: Appointment of SDK requires the affirmative vote of the holders of a greater of: (a) a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on Proposal 3 or (b) a majority of the voting power of the minimum number of shares that would constitute a quorum.
The Board of Directors Recommends a Vote FOR
Ratification of Schechter Dokken Kanter Andrews & Selcer Ltd.
as Independent Public Accountants.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS
     Schechter Dokken Kanter Andrews & Selcer Ltd., independent registered public accountants, served as our independent registered public accountants for the fiscal year ended August 26, 2007. Our Audit Committee has selected SDK to serve as our auditors for the fiscal year ended August 31, 2008 and has asked our shareholders to ratify such appointment.
     Representatives of SDK will be in attendance at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so. In addition, representatives will be available to respond to appropriate questions.
Accountant Fees and Services
     The following is an explanation of the fees billed to us by SDK for professional services rendered for the fiscal years ended August 26, 2007 and August 27, 2006, which totaled $60,081 and $50,300, respectively.
     Audit Fees. The aggregate fees billed to us for professional services related to the audit of our annual financial statements, review of financial statements included in our Forms 10-QSB, or other services normally provided by SDK in connection with statutory and regulatory filings or engagements for the fiscal years ended August 26, 2007 and August 27, 2006 totaled $49,685 and $44,600, respectively.
     Tax Fees. The aggregate fees billed to us by SDK for professional services related to tax compliance, tax advice, and tax planning, including federal, state and local income tax matters, for the fiscal years ended August 26, 2007 and August 27, 2006 totaled $10,396 and $5,700, respectively.
     All Other Fees. There were no fees billed to us by SDK for the fiscal years ended August 26, 2007 and August 27, 2006, other than those described above.
Audit Committee Pre-Approval Procedures
     We have adopted pre-approval policies and procedures for the Audit Committee that require the Audit Committee to pre-approve all audit and all permitted non-audit engagements and services (including the fees and terms thereof) by the independent auditors, except that the Audit Committee may delegate the authority to pre-approve any engagement or service less than $5,000 to one of its members, but requires that the member report such pre-approval at the next full Audit Committee meeting. The Audit Committee may not delegate its pre-approval authority for any services rendered by our independent auditors relating to internal controls. These pre-approval policies and procedures prohibit delegation of the Audit Committee’s responsibilities to our management. Under the policies and procedures, the Audit Committee may pre-approve specifically described categories of services which are expected to be conducted over the subsequent twelve months on its own volition, or upon application by management or the independent auditor.
     All of the services described above for fiscal year 2007 were pre-approved by the Audit Committee or a member of the committee before SDK was engaged to render the services.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING
     The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The WSI Industries, Inc. 2009 Annual Meeting of Shareholders is expected to be held on or about January 4, 2009 and proxy materials in connection with that meeting are expected to be mailed on or about December 1, 2008. Shareholder proposals prepared in accordance with the Commission’s proxy rules must be received at our corporate office on or before August 3, 2008, in order to be considered for inclusion in the Board of Directors’ proxy statement and proxy card for the 2009 Annual Meeting of Shareholders. Any such proposals must be in writing and signed by the shareholder.
     Pursuant to our Amended and Restated Bylaws, in order for any other proposal to be properly brought before the next annual meeting by a shareholder, including a nominee for director to be considered at such annual meeting, the shareholder must give written notice of such shareholder’s intent to bring a matter before the annual meeting, or nominate the director, in a timely manner. To be timely under our Amended and Restated Bylaws, the notice must be given by such shareholder to the Secretary of WSI Industries not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year’s annual meeting. Each such notice must set forth certain information with respect to the shareholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail above under “Director Nominations” and in our Amended and Restated Bylaws. In addition, if we receive notice of a shareholder proposal less than 45 days before the date on which we first mailed our materials for the prior year’s annual meeting, such proposal also will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors for our 2008 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.
OTHER BUSINESS
     The WSI Industries Board of Directors knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.
     Our Annual Report to Shareholders for the fiscal year ended August 26, 2007 is being mailed to shareholders with this proxy statement. Shareholders may receive without charge a copy of the our Annual Report on Form 10-KSB, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, by writing to: WSI Industries, Inc., 213 Chelsea Road, Monticello, MN 55362, Attention: Paul D. Sheely, or by calling us at (763) 295-9202.

By Order of the Board of Directors

Michael J. Pudil,
Chairman, President and Chief Executive Officer

Appendix A:      2005 Stock Plan, as amended

Appendix A
WSI INDUSTRIES, INC.
2005 STOCK PLAN
SECTION 1. General Purpose of Plan; Definitions
     The name of this plan is the WSI Industries, Inc. 2005 Stock Plan (the “Plan”). The purpose of the Plan is to enable WSI Industries, Inc. (the “Company”) and its Subsidiaries to retain and attract executives and other key employees, consultants and directors who contribute to the Company’s success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.
     For purposes of the Plan, the following terms shall be defined as set forth below:
a.	“Board” means the Board of Directors of the Company.

b.	“Cause” means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant’s willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company.

c.	“Code” means the Internal Revenue Code of 1986, as amended.

d.	“Committee” means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the Board shall exercise the functions of the Committee specified in the Plan, unless the Plan specifically states otherwise.

e.	“Company” means WSI Industries, Inc., a corporation organized under the laws of the State of Minnesota (or any successor corporation).

f.	“Deferred Stock” means an award made pursuant to Section 8 below of the right to receive Stock at the end of a specified deferral period.

g.	“Disability” means permanent and total disability as determined by the Committee.

h.	“Early Retirement” means retirement, with consent of the Committee at the time of retirement, from active employment with the Company and any Subsidiary or Parent Corporation of the Company.

i.	“Fair Market Value” means the value of the Stock on a given date as determined by the Committee in accordance with Section 422(c)(7) of the Code and any applicable Treasury Department regulations promulgated thereunder.

j.	“Incentive Stock Option” means any Stock Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

k.	“Non-Employee Director” shall have the meaning set forth in Rule 16b-3(g)(3) as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Commission.

l.	“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option, and is intended to be and is designated as a “Non-Qualified Stock Option.”

m.	“Normal Retirement” means retirement from active employment with the Company and any Subsidiary or Parent Corporation of the Company on or after age 65.

n.	“Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of a Stock Option, each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain as provided in Section 424(e) of the Code.

•	. “Restricted Stock” means an award of shares of Stock that are subject to restrictions under Section 7 below.

p.	“Retirement” means Normal Retirement or Early Retirement.

q.	“Stock” means the Common Stock, $.10 par value per share, of the Company.

r.	“Stock Appreciation Right” means the right pursuant to an award granted under Section 6 below to surrender to the Company all or a portion of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock Option or such portion thereof is surrendered, of the shares of Stock covered by such Stock Option or such portion thereof, and (ii) the aggregate exercise price of such Stock Option or such portion thereof.

s.	“Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5 below.

t.	“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of a Stock Option, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain as provided in Section 424(f) of the Code.
SECTION 2. Administration
     The Plan shall be administered by the Board of Directors or by a Committee of not less than two Outside, Non-Employee Directors, who shall be appointed by the Board of Directors of the Company and who shall serve at the pleasure of the Board.
     The Committee shall have the power and authority to grant to eligible persons, pursuant to the terms of the Plan: (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; or (iv) Deferred Stock awards.

     In particular, the Committee shall have the authority:
(i)	to select the officers and other key employees of the Company and its Subsidiaries, members of the Board of Directors and consultants and other persons having a contractual relationship with the Company or its Subsidiaries, to whom Stock Options, Stock Appreciation Rights, Restricted Stock and/or Deferred Stock awards may from time to time be granted hereunder;

(ii)	to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock awards, or a combination of the foregoing, are to be granted hereunder;

(iii)	to determine the number of shares to be covered by each such award granted hereunder;

(iv)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, any restriction on any Stock Option or other award and/or the shares of Stock relating thereto), and to amend such terms and conditions (including, but not limited to, any amendment which accelerates the vesting of any award) provided, however, the Committee shall not have the right to (i) lower the exercise price of any exiting Option, (ii) take any action with would be treated as “repricing” under generally accepted accounting principles, or (iii) cancel an existing Option at a time when its exercise price exceeds the fair market value of the underlying stock subject to such Option in exchange for another Option, a Restricted Stock Award or other equity in the Company (except as provided in Section 3); and

(v)	to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant.
     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may delegate its authority to officers of the Company for the purpose of selecting employees who are not officers of the Company for purposes of (i) above.
     All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.
SECTION 3. Stock Subject to Plan
     The total number of shares of Stock reserved and available for distribution under the Plan shall be 400,000. Such shares shall consist, in whole or in part, of authorized and unissued shares.
     Subject to paragraph (b)(iv) of Section 6 below, if any shares that have been optioned ceased to be subject to Options, or if any shares subject to any Restricted Stock or Deferred Stock award granted hereunder are forfeited or such award otherwise terminates without a payment being made to the participant, such shares shall again be available for distribution in connection with future awards under the Plan.

     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, other change in corporate structure affecting the Stock, or spin-off or other distribution of assets to shareholders, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding options granted under the Plan, and in the number of shares subject to Restricted Stock or Deferred Stock awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Option.
SECTION 4. Eligibility
     Officers, other key employees of the Company or its Subsidiaries, members of the Board of Directors and consultants and other persons having a contractual relationship with the Company or its Subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its Subsidiaries are eligible to be granted Stock Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock awards under the Plan. The optionees and participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each award.
     Notwithstanding the foregoing, no person may, during any fiscal year of the Company, receive grants of Stock Options or Stock Appreciation Rights under this Plan which, in the aggregate, exceed 100,000 shares.
SECTION 5. Stock Options
     Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.
     The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. No Incentive Stock Options shall be granted under the Plan after October 28, 2015.
     The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of options (in each case with or without Stock Appreciation Rights). To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.
     Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. The preceding sentence shall not preclude any modification or amendment to an outstanding Incentive Stock Option, whether or not such modification or amendment results in disqualification of such Option as an Incentive Stock Option, provided the optionee consents in writing to the modification or amendment.
     Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

     (a) Option Price. The Committee shall determine the option price per share of Stock purchasable under a Stock Option at the time of grant. In no event shall the option price per share of Stock purchasable under an Incentive Stock Option be less than 100% of the Fair Market Value of the Stock on the date of the grant of the option. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option price shall be no less than 110% of the Fair Market Value of the Stock on the date the option is granted.
     (b) Option Term. The Committee shall fix the term of each Stock Option, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.
     (c) Exercisability. Stock Options shall be exercisable at such time or times as determined by the Committee at or after grant. If the Committee provides, in its sole discretion, that any option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time. Notwithstanding the foregoing, unless the Stock Option Agreement provides otherwise, any Stock Option granted under this Plan shall be exercisable in full, without regard to any installment exercise provisions, for a period specified by the Company, but not to exceed sixty (60) days, prior to the occurrence of any of the following events: (i) dissolution or liquidation of the Company other than in conjunction with a bankruptcy of the Company or any similar occurrence, (ii) any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be the surviving entity or (iii) the transfer of substantially all of the assets of the Company or 75% or more of the outstanding Stock of the Company.
     (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the Plan’s purpose and applicable law, including a properly executed exercise notice together with irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company the amount of sale proceeds to pay the exercise price. As determined by the Committee, in its sole discretion, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock or Deferred Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee), provided, however, that in the event payment is made in the form of shares of Restricted Stock or a Deferred Stock award, the optionee will receive a portion of the option shares in the form of, and in an amount equal to, the Restricted Stock or Deferred Stock award tendered as payment by the optionee. If the terms of the option so permit, an optionee may elect to pay all or part of the option exercise price by having the Company withhold from the shares of Stock that would otherwise be issued upon exercise that number of shares of Stock having a Fair Market Value equal to the aggregate option exercise price for the shares with respect to which such election is made. No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends and other rights of a shareholder with respect to shares subject to the option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (a) of Section 12.

     (e) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee.
     (f) Termination by Death. If an optionee’s employment by the Company and any Subsidiary or Parent Corporation terminates by reason of death, the Stock Option may thereafter be immediately exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such shorter period as the Committee shall specify at grant) from the date of such death or until the expiration of the stated term of the option, whichever period is shorter.
     (g) Termination by Reason of Disability. If an optionee’s employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after one year (or such shorter period as the Committee shall specify at grant) from the date of such termination of employment or the expiration of the stated term of the option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.
     (h) Termination by Reason of Retirement. If an optionee’s employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement, but may not be exercised after three months (or such longer period as the Committee shall specify at Retirement) from the date of such termination of employment or the expiration of the stated term of the option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.
     (i) Other Termination. Unless otherwise determined by the Committee, if an optionee’s employment by the Company and any Subsidiary or Parent Corporation terminates for any reason other than death, Disability or Retirement, the Stock Option shall thereupon terminate, except that the option may be exercised to the extent it was exercisable at such termination for the lesser of three months (or such shorter period as the Committee shall specify at grant) or the balance of the option’s term, provided, however, that if the optionee’s employment is terminated for Cause, all rights under the Stock Option shall terminate and expire upon such termination.
     (j) Annual Limit on Incentive Stock Options. The aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which an Incentive Stock Option under this Plan or any other plan of the Company and any Subsidiary or Parent Corporation is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.
     (k) Directors who are not Employees. Each Non-Employee Director of the Company or any Subsidiary who, on or after the date this Plan is approved by the shareholders of the Company, (A) is elected or re-elected as a director of the Company at any annual meeting of the shareholders of the Company, or (B) is elected as a director of the Company at any special meeting of the shareholders of the Company, shall as of the date of such election or re-election automatically be granted a Stock Option to purchase 2,000 shares of Stock at the option price per share equal to 100% of the Fair Market Value of a share of Stock on such date. In the case of a special meeting, the action of the shareholders in electing such director shall constitute the granting of the Stock Option to such director, and, in the case of an annual meeting, the action of the shareholders in electing or re-electing such director shall constitute the granting of a Stock Option to such director; and the date when the shareholders take such action shall be the date of grant of the Stock Option. All such Stock Options shall be designated as Non-Qualified Stock Options and shall be subject to the same terms and provisions as are then in effect with respect to the granting of Non-Qualified Stock Options to officers and key employees of the Company, except that (i) the term of each such Stock Option shall be equal to five (5) years, unless such director ceases to be a member of the Board, in which case the Stock Option shall expire 30 days after such director’s departure from the Board; (ii) the Stock Option shall be exercisable as to 25% of the shares subject to the Stock Option six months after the date the Stock Option is granted and as to an additional 25% each of the three subsequent anniversary dates of the grant of such options; and (iii) no Stock Appreciation Rights may be granted to any director under this paragraph (k) or in any other manner under this Plan. Subject to the foregoing, all provisions of this Plan not inconsistent with the foregoing shall apply to Stock Options granted to directors.
SECTION 6. Stock Appreciation Rights
     (a) Grant and Exercise. Except as set forth in paragraph (k) of Section 5, Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of the option.
     A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related stock Option shall not be reduced until the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.
     An optionee may exercise a Stock Appreciation Right by surrendering the applicable portion of the related Stock Option in accordance with paragraph (b) of this Section 6. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph (b) of this Section 6. Stock Options that have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.
     (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:
     (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan.
     (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

     (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5 of the Plan.
     (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued or issuable under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.
     (v) A Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Option.
SECTION 7. Restricted Stock
     (a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and key employees of the Company and Subsidiaries to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Committee may also condition the grant of Restricted Stock upon the attainment of specified performance goals. The provisions of Restricted Stock awards need not be the same with respect to each recipient.
     (b) Awards and Certificates. The prospective recipient of an award of shares of Restricted Stock shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.
     (i) Each participant shall be issued a stock certificate in respect of shares of Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:
“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the WSI Industries, Inc. 2005 Stock Plan and an Agreement entered into between the registered owner and WSI Industries, Inc. Copies of such Plan and Agreement are on file in the offices of WSI Industries, Inc., 213 Chelsea Road, Monticello, Minnesota 55362.”
     (ii) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

     (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:
     (i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the “Restriction Period”), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. In no event shall the Restriction Period be less than one (1) year. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.
     (ii) Except as provided in paragraph (c)(i) of this Section 7, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional shares of Restricted Stock (to the extent shares are available under Section 3). Certificates for shares of unrestricted Stock shall be delivered to the grantee promptly after, and only after, the period of forfeiture shall have expired without forfeiture in respect of such shares of Restricted Stock.
     (iii) Subject to the provisions of the award agreement and paragraph (c)(iv) of this Section 7, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.
     (iv) In the event of special hardship circumstances of a participant whose employment is terminated (other than for Cause), including death, Disability or Retirement, or in the event of an unforeseeable emergency of a participant still in service, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to such participant’s shares of Restricted Stock.
     (v) Notwithstanding the foregoing, all restrictions with respect to any participant’s shares of Restricted Stock shall lapse, on the date determined by the Committee, prior to, but in no event more than sixty (60) days prior to, the occurrence of any of the following events: (i) dissolution or liquidation of the Company, other than in conjunction with a bankruptcy of the Company or any similar occurrence; (ii) any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be the surviving entity; or (iii) the transfer of substantially all of the assets of the Company or 75% or more of the outstanding Stock of the Company.

SECTION 8. Deferred Stock Awards
     (a) Administration. Deferred Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and key employees of the Company and Subsidiaries to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any participant or group of participants, the duration of the period (the “Deferral Period”) during which, and the conditions under which, receipt of the Stock will be deferred, and the terms and conditions of the award in addition to those contained in paragraph (b) of this Section 8. The Committee may also condition the grant of Deferred Stock upon the attainment of specified performance goals. The provisions of Deferred Stock awards need not be the same with respect to each recipient.
     (b) Terms and Conditions.
     (i) Subject to the provisions of this Plan and the award agreement, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. In no event shall the Deferral Period be less than one (1) year. At the expiration of the Deferral Period (or Elective Deferral Period, where applicable), share certificates shall be delivered to the participant, or his legal representative, in a number equal to the shares covered by the Deferred Stock award.
     (ii) Amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock award will be paid to the participant currently or deferred and deemed to be reinvested in additional Deferred Stock or otherwise reinvested, all as determined at the time of the award by the Committee, in its sole discretion.
     (iii) Subject to the provisions of the award agreement and paragraph (b)(iv) of this Section 8, upon termination of employment for any reason during the Deferral Period for a given award, the Deferred Stock in question shall be forfeited by the participant.
     (iv) In the event of special hardship circumstances of a participant whose employment is terminated (other than for Cause) including death, Disability or Retirement, or in the event of an unforeseeable emergency of a participant still in service, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all of the remaining deferral limitations imposed hereunder with respect to any or all of the participant’s Deferred Stock.
     (v) A participant may elect to further defer receipt of the award for a specified period or until a specified event (the “Elective Deferral Period”), subject in each case to the Committee’s approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made prior to completion of one half of the Deferral Period for a Deferred Stock award (or for an installment of such an award).
     (vi) Each award shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participant.

SECTION 9. Transfer, Leave of Absence, Etc.
     For purposes of the Plan, the following events shall not be deemed a termination of employment:
     (a) a transfer of an employee from the Company to a Parent Corporation or Subsidiary, or from a Parent Corporation or Subsidiary to the Company, or from one Subsidiary to another;
     (b) a leave of absence, approved in writing by the Committee, for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed ninety (90) days (or such longer period as the Committee may approve, in its sole discretion); and
     (c) a leave of absence in excess of ninety (90) days, approved in writing by the Committee, but only if the employee’s right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any leave of absence, the employee returns to work within 30 days after the end of such leave.
SECTION 10. Amendments and Termination
     The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made (i) which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right, Restricted Stock, Deferred Stock or other Stock-based award theretofore granted, without the optionee’s or participant’s consent; or (ii) which without the approval of the stockholders of the Company would cause the Plan to no longer comply with Rule 16b-3 under the Securities Exchange Act of 1934, Section 422 of the Code or any other regulatory requirements.
     The Committee may amend the terms of any award or option theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without his consent. Except as provided in this Plan, the Committee may also substitute new Stock Options for previously granted options.
SECTION 11. Unfunded Status of Plan
     The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.
SECTION 12. General Provisions
     (a) The Committee may require each person purchasing shares pursuant to a Stock Option under the Plan to represent to and agree with the Company in writing that the optionee is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     All certificates for shares of Stock delivered under the Plan pursuant to any Restricted Stock, Deferred Stock or other Stock-based awards shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
     (b) Subject to paragraph (d) below, recipients of Restricted Stock, Deferred Stock and other Stock-based awards under the Plan (other than Stock Options) are not required to make any payment or provide consideration other than the rendering of services.
     (c) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.
     (d) Each participant shall, no later than the date as of which any part of the value of an award first becomes includible as compensation in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. With respect to any award under the Plan, if the terms of such award so permit, a participant may elect by written notice to the Company to satisfy part or all of the withholding tax requirements associated with the award by (i) authorizing the Company to retain from the number of shares of Stock that would otherwise be deliverable to the participant; or (ii) delivering to the Company from shares of Stock already owned by the participant, that number of shares having an aggregate Fair Market Value equal to part or all of the tax payable by the participant under this Section 12(d). Any such election shall be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings.
SECTION 13. Effective Date of Plan
     The Plan shall be effective on October 28, 2005 (the date of approval by the Board of Directors) and shall expire (unless terminated earlier) as of October 28, 2015.
Approved by the Board of Directors on October 28, 2005 and by the shareholders on January 4, 2006.
Amended by the Board of Directors on October 23, 2007 to increase the number of shares reserved for issuance by 200,000 and to prohibit the repricing of options, subject to approval by the shareholders at the Annual Meeting of Shareholders to be held on January 9, 2008.

WSI INDUSTRIES, INC.
ANNUAL MEETING OF STOCKHOLDERS
Wednesday, January 9, 2008
9:00 a.m.

WSI Industries, Inc. 213 Chelsea Road, Monticello, MN 55362	proxy

WSI INDUSTRIES, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON JANUARY 9, 2008.
The undersigned hereby appoints Michael J. Pudil, as proxy with full power of substitution to vote in his discretion cumulatively all shares of stock of WSI Industries, Inc. of record in the name of the undersigned at the close of business on November 13, 2007 at the Annual Meeting of Shareholders to be held at 4200 IDS Center, 80 South 8th Street, Minneapolis, Minnesota 55402 on January 9, 2008 at 9:00 a.m., local time, or at any adjournment(s) or postponement(s) thereof, hereby revoking all former proxies.
See reverse for voting instructions.

▼Please detach here▼

1.	ELECTION OF DIRECTORS:	01 Paul Baszucki 02 Thomas C. Bender 03 Burton F. Myers II	04 Eugene J. Mora 05 Michael J. Pudil

☐	WITH AUTHORITY to vote for all nominees listed below (except as marked to the contrary).	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	TO APPROVE AMENDMENTS TO THE WSI INDUSTRIES, INC. 2005 STOCK PLAN.	☐ For	☐ Against	☐ Abstain
3.	APPROVAL OF APPOINTMENT OF SCHECHTER DOKKEN KANTER ANDREWS & SELCER LTD. AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING AUGUST 31, 2008.	☐ For	☐ Against	☐ Abstain
IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS COMING BEFORE THE MEETING.
     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1) , (2) AND (3) IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND “FOR” EACH NOMINEE AND FOR EACH PROPOSAL IF NO SPECIFICATION IS MADE.

Address Change? Mark Box     ☐     Indicate changes below:

Dated:

Signature(s) in Box
Please sign name(s) exactly as shown at left. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.